UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Revance Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

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REVANCE THERAPEUTICS, INC.

7555 Gateway Blvd.
Newark, California 94560

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, May 10, 2018

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of REVANCE THERAPEUTICS, INC., a Delaware corporation, or the Company. The meeting will be held on Thursday, May 10, 2018 at 8:00 a.m. local time at Aloft Silicon Valley, 8200 Gateway Blvd., Newark, CA 94560 for the following purposes:

1.	To elect the Board’s three nominees for director to hold office until the 2021 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year 2018.

3.	To conduct any other business properly brought before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is March 13, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday, May 10, 2018 at Aloft Silicon Valley, 8200 Gateway Blvd., Newark, CA 94560.

The proxy statement and annual report to stockholders
are available at www.proxyvote.com.

By Order of the Board of Directors
L. Daniel Browne
President and Chief Executive Officer
Newark, California
March 20, 2018

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

REVANCE THERAPEUTICS, INC.
2018 PROXY SUMMARY

This is a summary only, and does not contain all of the information that you should consider in connection with this proxy statement. Please read the entire proxy statement carefully before voting.

Annual Meeting of the Stockholders

●	Date and Time: Thursday, May 10, 2018 at 8:00 a.m. Pacific Time

●	Place: Aloft Silicon Valley, 8200 Gateway Blvd., Newark, CA 94560

●	Record Date: March 13, 2018

●	Proxy Mailing Date: March 22, 2018

●	Voting Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals

Voting Matters

Stockholders are being asked to vote on the following matters:

Items of Business	Page	Our Board’s Recommendation
1. Election of Directors	5	FOR all nominees
2. Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Fiscal Year 2018	14	FOR

Stockholders also will transact any other business that may properly come before the meeting.

How to Vote

You are entitled to vote at our 2018 Annual Meeting of Stockholders if you were a stockholder of record at the close of business on March 13, 2018, the record date for the meeting. On the record date, there were 36,732,599 shares of our common stock outstanding and entitled to vote at the annual meeting. For more details on voting and the annual meeting logistics, refer to the “Questions and Answers” section of this proxy statement (pages 1 to 4).

Revance Therapeutics, Inc. is sometimes referred to as we, us, the Company or Revance in these proxy materials.

QUESTIONS AND ANSWERS
ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We sent you the proxy notice because the Board of Directors of Revance Therapeutics, Inc. is soliciting your proxy to vote at our 2018 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. We have elected to provide access to the full proxy materials over the internet and have provided our stockholders with instructions on how to access the proxy materials in the Notice of Internet Availability of Proxy Materials, or the Notice, that you received.

Rules adopted by the Securities and Exchange Commission allow us to provide access to our proxy materials over the internet. All stockholders will have the ability to access the proxy materials on the website at www.proxyvote.com, or may request a printed set of the proxy materials. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice.

We intend to mail the Notice to all stockholders of record entitled to vote at the Annual Meeting on or about March 20, 2018.

How do I attend the Annual Meeting?

The meeting will be held on May 10, 2018 at 8:00 a.m. local time at Aloft Silicon Valley, 8200 Gateway Blvd., Newark, CA 94560. Directions to the Annual Meeting may be found at www.revance.com. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 13, 2018 will be entitled to vote at the Annual Meeting. On this record date, there were 36,732,599 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on March 13, 2018 your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 13, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

●	Election of directors; and

●	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year 2018.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons designated in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” or "Withhold" for each of the nominees to the Board of Directors. For the proposal to ratify the appointment of PricewaterhouseCoopers LLP, you may vote “For,” “Against” or "Abstain."

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

●	To vote in person, attend the Annual Meeting and you will be given a ballot when you arrive.

●
To vote using the proxy card, simply complete, sign, date and return the proxy card pursuant to the instructions on the card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct us to.

●
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on April 30, 2018 to be counted.

●	To vote through the internet, go to www.proxyvote.com and follow the on-screen instructions. Your internet vote must be received by 11:59 p.m., Eastern Time on April 30, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker or other agent, you should have received a Notice containing voting instructions from that organization rather than from Revance. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 13, 2018.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Other Agent
If you are a beneficial owner and do not instruct your broker or other agent how to vote your shares, the question of whether your broker or other agent will still be able to vote your shares depends on whether Nasdaq Stock Market, or Nasdaq, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Therefore, without your instructions, your broker or other agent may not vote your shares on Proposal 1 (election of directors), but may vote your shares on Proposal 2 (ratification of auditors).

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, and “For” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year 2018. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to Revance Therapeutics, Inc.’s Secretary at 7555 Gateway Blvd, Newark, CA 94560.

●	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Agent
If your shares are held by your broker or agent, you should follow the instructions provided by your broker or agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 23, 2018, to Secretary, Revance Therapeutics, Inc., 7555 Gateway Blvd., Newark, CA 94560. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so no earlier than the close of business on January 10, 2019, and no later than the close of business on February 11, 2019. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count:

●	votes “For,” “Withhold” and broker non-votes for the proposal to elect directors; and

●	votes “For,” “Against,” and "Abstain" and, if applicable, broker non-votes for all other proposals.

For Proposal 1 (election of directors), broker non-votes have no effect and will not be counted towards the shares voted. For Proposal 2 (ratification of auditors), abstentions (and broker non-votes, if any) will be counted towards the vote total and will have the same effect as “Against” votes.

What are “broker non-votes”?

When a beneficial owner of shares held in the name of a broker or agent does not give instructions to the broker or other agent holding the shares as to how to vote on matters deemed by Nasdaq to be “non-routine,” the broker or other agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

For Proposal No. 1 (election of directors), the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" or "Withhold" will affect the outcome.

To be approved, Proposal No. 2 (ratification of auditors) must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote for Proposal No. 2. We do not expect that there will be any broker non-votes for Proposal No. 2, but if there are, broker non-votes will have the same effect as “Against” votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 36,732,599 shares outstanding and entitled to vote. Thus, the holders of 18,366,300 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2018, and all of these directors are standing for re-election at the Annual Meeting. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2021 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected.
The following is a brief biography of each nominee for director and each of our other current directors, including their respective ages as of December 31, 2017. Each biography includes information regarding the experience, qualifications, attributes or skills that caused our Board of Directors to determine that each applicable nominee or other current director should serve as a member of the Board of Directors.
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2021 ANNUAL MEETING - CLASS I
Angus C. Russell, age 62, has served as a director and Chairman of the Board of our Company since March 2014. Mr. Russell was Chief Executive Officer of Shire plc, or Shire, a biopharmaceutical company, from June 2008 until April 2013, and a member of its board of directors from 1999 until 2013. From December 1999 to June 2008, Mr. Russell served as Chief Financial Officer of Shire. Prior to joining Shire, Mr. Russell served at AstraZeneca plc, a pharmaceutical and biologics company, most recently as VP of Corporate Finance. Mr. Russell is a former Non-Executive Director of the City of London Investment Trust plc. Mr. Russell is a Chartered Accountant and is a Fellow of the Association of Corporate Treasurers. Mr. Russell has served on the board of directors at Mallinckrodt plc, a pharmaceuticals company, since August 2014, BioTime, Inc., a biotechnology company, since December 2014 and TherapeuticsMD, Inc., a pharmaceutical company, since March 2015. Our board of directors believes that Mr. Russell’s financial expertise, experience at multiple public pharmaceutical companies and his expertise in the development and commercialization of specialty pharmaceutical products make him qualified to serve on our board of directors.
Phyllis Gardner, M.D., age 67, has served as a director of our Company since December 2006. Dr. Gardner has spent over 35 years in academia, medicine and industry. She served at Essex Woodlands, a growth equity firm that focuses on the healthcare industry, from June 1999 to 2014, in various capacities including as an adjunct Partner. Dr. Gardner has served on the board of directors of several public and private companies, including Corium International, Inc. since November 2007. She began her academic medical career at Stanford University, where she has held several positions including Senior Associate Dean for Education and Student Affairs and remains today as Professor of Medicine. From 1994 to 1998, she took a leave of absence from Stanford University to serve as Principal Scientist, Vice President of Research and Head of ALZA Technology Institute, a major drug delivery company. Dr. Gardner holds a B.S. from the University of Illinois and an M.D. from Harvard University. Our board of directors believes that Dr. Gardner’s medical, healthcare and private equity experience, operating experience and significant experience serving as a director of our company and other healthcare companies make her qualified to serve on our board of directors.
Julian S. Gangolli, age 60, has served as a director since July 2016. He is President, North America of GW Pharmaceuticals Inc., and President of Greenwich Biosciences, Inc., the U.S. subsidiary of GW Pharmaceuticals, spearheading the buildout of the company’s U.S. commercial infrastructure in advance of the potential launch of its lead therapeutic candidate, Epidiolex® (cannabidiol or CBD), which is in late-stage development for a number of child-onset epilepsy syndromes. Prior to joining GW Pharma, Mr. Gangolli served as President of the North American Pharmaceutical division of Allergan Inc. for 11 years. Prior to that, he served as Senior Vice President, U.S. Eye Care at Allergan. Prior to Allergan, Mr. Gangolli served in sales and marketing positions at VIVUS, Inc., Syntex Pharmaceuticals, Inc., and Ortho-Cilag Pharmaceuticals Ltd in the United Kingdom. Our board of directors believes that Mr. Gangolli’s operating experience in the biopharmaceutical industry, experience at multiple public pharmaceutical companies and his expertise in the development and commercialization of specialty pharmaceutical products make him qualified to serve on our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING - CLASS II
Mark J. Foley, age 52, has served as a director of our Company since September 2017. Mr. Foley has more than 25 years of operational and investment experience in the healthcare arena. He is currently Managing Director of RWI Ventures, a venture capital firm focused on life sciences, networking, semiconductor and software investments. Previously, Mr. Foley was Chairman, President and CEO of ZELTIQ Aesthetics (ZLTQ), serving from 2012 through the company’s acquisition in 2017 by Allergan (AGN). Prior to ZELTIQ, Mr. Foley held a variety of senior operating roles in large public companies and venture-backed startups, including U.S. Surgical Corporation, Guidant Corporation, Devices for Vascular Intervention (acquired by Eli Lilly), Perclose (acquired by Abbott) and Ventrica (acquired by Medtronic) where he was the founder and CEO. He is a board member at Glaukos (GKOS) and also serves as Chairman of ULab, HintMD and Arrinex. Mr. Foley received a Bachelor of Arts degree from the University of Notre Dame. Our board of directors believes that Mr. Foley’s financial expertise, experience at multiple public pharmaceutical companies and his expertise with the development and commercialization in medical device and biotechnology industries make him qualified to serve on our board of directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2020 ANNUAL MEETING - CLASS III
L. Daniel Browne, age 56, is one of our co-founders and has served as our President and Chief Executive Officer and a member of our board of directors since we commenced operations in 2002. Mr. Browne served as President and Chief Executive Officer of Neomend, Inc., a medical technology and biomaterials company, from 2001 to 2003. From 1997 through 2000, Mr. Browne served as President of Prograft Medical Inc., a medical technology company. Previously, Mr. Browne served for more than 16 years in leadership positions in product development, sales and marketing and business development in the Gore Medical Products Division of W.L. Gore & Associates, Inc., a global technology company, lastly as Business Leader in the Medical Products Division. Mr. Browne holds a B.S. from the University of Hawaii in Cell and Molecular Biology and an M.B.A. from Pepperdine University. Our board of directors believes that Mr. Browne is qualified to serve on our board of directors based on such experience and leadership roles, and his management perspective of the company, including our strategic opportunities and challenges and his track record of new product development, sales and marketing and value creation, each of which relates to our commercial opportunities.
Robert Byrnes, age 73, has served as a director of our Company since August 2004. Mr. Byrnes has spent over forty years in the medical device and biotechnology industries. From October 1997 until October 2002, and from January 2005 to the present, Mr. Byrnes has served as the President and Chief Executive Officer of Roan Advisors, Inc., an advisory service for healthcare organizations. From November 2002 to January 2005, he served as the President and Chief Executive Officer of Thermage, Inc., a medical device company focused on non-invasive tissue tightening. Mr. Byrnes has also served as Chairman and Chief Executive Officer of Tokos Medical Corporation, a healthcare services company, President of Caremark, Inc., a home healthcare service company, and Vice President of Marketing and Business Development for Genentech, Inc., a biotechnology company. He currently serves on the board of directors of Allego Ophthalmics, LLC. Mr. Byrnes holds a B.S. in Pharmacy from Ferris State University and an M.B.A. degree in Marketing and Finance from Loyola University, Chicago. Our board of directors believes that Mr. Byrnes’s operating experience in the medical device and biotechnology industries, combined with his prior board positions, make him qualified to serve on our board of directors.
Philip J. Vickers, Ph.D., age 58, has served as a director of our company since February 2015. Dr. Vickers has over 25 years in the pharmaceutical industry experience. Since November 2017, he has been serving as the Chief Executive Officer and a member of the board of directors of Northern Biologics Inc. From 2011 until June 2017, Dr. Vickers served as Global Head of Research and Development and a member of the Executive Committee of Shire Plc, or Shire, a biotechnology company focused on the development of therapies for the treatment of rare and specialty conditions.  Under Dr. Vickers’ leadership Shire’s pipeline had approximately 40 programs in clinical development in the areas of Genetic Disease, GI disease, Hematology, Immunology, Neuroscience, Ophthalmology and Oncology.  Prior to Shire, Dr. Vickers held positions of increasing responsibility in Research and Development at Merck, Pfizer, Boehringer-Ingelheim and Resolvyx Pharmaceuticals. Dr. Vickers obtained his PhD in Biochemistry from the University of Toronto, which was followed by postdoctoral research in mechanisms of multidrug resistance in breast cancer at the National Cancer Institute in Bethesda, Maryland. Our board of directors believes that Dr. Vickers' experience at multiple pharmaceutical companies and his expertise in the development and commercialization of pharmaceutical products make him qualified to serve on our board of directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors except for Mr. Browne, our President and Chief Executive Officer, representing seven of our eight directors, are “independent directors” within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE
The Board of Directors of the Company has an independent chair, Mr. Russell, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met eight times during 2017. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Science and Technology Committee. The following table provides membership information for fiscal 2017 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance	Science and Technology
Mr. Robert Byrnes	X	X*	X
Mr. Ronald W. Eastman(1)			X
Mr. Mark Foley(2)	X*
Mr. Julian S. Gangolli, Ph.D	X
Dr. Phyllis Gardner		X		X
Mr. Mark A. Prygocki(3)	X
Mr. Angus C. Russell(4)	X		X*
Dr. Philip Vickers				X *
* Committee Chairperson

(1)	Mr. Eastman resigned from the Board of Directors effective as of September 5, 2017.

(2)	Mr. Foley joined our Board of Directors effective as of September 5, 2017.

(3)	Mr. Prygocki resigned from the Board of Directors effective as of May 11, 2017.

(4)
Mr. Russell joined the Audit Committee effective as of May 11, 2017 and resigned from the Audit Committee effective as of September 5, 2017. Mr. Russell joined the Compensation Committee effective as of February 8, 2018.

Below is a description of each standing committee of the Board of Directors.
AUDIT COMMITTEE
The Audit Committee of the Board of Directors was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The principal duties and responsibilities of our Audit Committee include:

•
appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our Consolidated Financial Statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

•	approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly Condensed Consolidated Financial Statements; and

•
conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

The Audit Committee is composed of three directors: Mr. Foley, Mr. Byrnes and Mr. Gangolli, with Mr. Foley serving as chair of the committee. The Audit Committee met five times during 2017. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.revance.com.
Our Board of Directors has determined that all current members of our Audit Committee satisfy the independence requirements under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board of Directors has determined that each of Messrs. Byrnes and Foley is an “audit committee financial expert” within the meaning of the SEC regulations. Our board of directors has determined that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with, the applicable requirements of the Sarbanes-Oxley Act, applicable requirements of the Nasdaq listing rules and SEC rules and regulations. We intend to continue to evaluate the requirements applicable to us and comply with future requirements to the extent that they become applicable to our Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 2, 2018.
The foregoing report has been furnished by the Audit Committee.
Mr. Mark J. Foley
Mr. Robert Byrnes
Mr. Julian S. Gangolli
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
COMPENSATION COMMITTEE
The Compensation Committee is composed of three directors: Mr. Byrnes, Dr. Gardner and Mr. Russell, with Mr. Byrnes serving as chair of the committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.revance.com.
The Compensation Committee of the Board of Directors acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•
establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and other senior management and evaluation of performance in light of these stated objectives;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and other executive officers; and

•	administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of Chief Executive Officer, senior executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee has retained Radford, an Aon Hewitt company, or Radford, as independent compensation consultant. The Compensation Committee requested that Radford:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
In addition, as part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Although our Board and Compensation Committee consider the advice and recommendations of Radford as to our executive compensation program, the Board and Compensation Committee ultimately make their own decisions about these matters.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As noted above, during the fiscal year ended December 31, 2017, Mr. Byrnes and Dr. Gardner served on the Compensation Committee, with Mr. Byrnes serving as its chair. Neither Mr. Byrnes nor Dr. Gardner is currently or has been at any time one of our employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee is composed of two directors: Mr. Russell and Mr. Byrnes, with Mr. Russell serving as the chair of the committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met four times during the fiscal year.
Our Nominating and Corporate Governance Committee makes recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. The Nominating and Corporate Governance Committee has the following responsibilities, among other things, as set forth in the Nominating and Corporate Governance Committee’s charter:

•	reviewing periodically and evaluating director performance on our Board and its applicable committees, and recommending to our Board and management areas for improvement;

•	interviewing, evaluating, nominating and recommending individuals for membership on our Board;

•	overseeing and reviewing our processes and procedures to provide information to our Board and its committees;

•	reviewing and recommending to our Board any amendments to our corporate governance policies; and

•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.
The Nominating and Corporate Governance Committee also has other responsibilities set forth in the written Nominating and Corporate Governance Committee charter adopted by the Board, which is available on the Company’s website at www.revance.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The committee also will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Revance Therapeutics, Inc., 7555 Gateway Blvd, Newark, CA 94560, not later than February 9, 2019, nor earlier than January 10, 2019. Submissions must include the name, age, business address and residence address of such nominee, the principal occupation or employment of such nominee, the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, the date or dates on which such shares were acquired and the investment intent of such acquisition and a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
SCIENCE AND TECHNOLOGY COMMITTEE
The Science and Technology Committee is composed of two directors: Dr. Vickers and Dr. Gardner, with Dr. Vickers serving as chair of the committee. All members of the Science and Technology Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Science and Technology Committee met six times during the fiscal year. The principal duties and responsibilities of our Science and Technology Committee include:

•
reviewing and advising the Board on the overall strategy, direction and effectiveness of the Company’s research and development programs and related investments, and on the Company’s progress in achieving its long-term strategic research and development goals and objectives;

•
identifying and providing the Board with the Committee’s views on emerging science and technology issues and trends which are relevant to the Company and in alignment with the Company’s strategy and on areas that are important to the success of the Company’s research and development activities;

•	reviewing and making recommendations to the Board and management with respect to the Company’s clinical pipeline;

•
assessing and advising the Board, from time to time, on the Committee’s view of the overall quality and expertise of medical and scientific talent in the Company’s research and development organization;

•
assessing and advising the Board, from time to time, on the Committee’s view of the quality and competitiveness of the Company’s research and development programs and technology initiatives from a scientific perspective, including associated risk profile;

•
for any major external investments in research and development that require approval of the Board, assessing those opportunities and advising the Board of the Committee’s view on the scientific, technical, and/or medical merit of the opportunity; and

•	reviewing and assessing, at least annually, the performance of the Science and Technology Committee and the adequacy of its charter.

The Science and Technology Committee also has other responsibilities set forth in the written Science and Technology Committee charter adopted by the Board, which is available on the Company’s website at www.revance.com.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on the Company’s website at www.revance.com.
CODE OF ETHICS
The Company has adopted the Revance Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.revance.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website or in a manner otherwise permitted by applicable rules.
CORPORATE GOVERNANCE GUIDELINES
In April 2013, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.revance.com.

NON-EMPLOYEE DIRECTOR COMPENSATION

The compensation provided to our non-employee directors in 2017 is enumerated in the table below. Mr. Browne, who is also one of our employees, did not and will not receive any compensation for his services as a director.

2017 Director Compensation Table
The following table sets forth a summary of the compensation received during the year ended December 31, 2017:

Name	Fees Earned ($)	Stock Options and Awards ($)*		Total ($)
Robert Byrnes	67,777	135,513	(1)	203,290
Ronald W. Eastman (2)	30,011	135,513		165,524
Mark J. Foley (3)	19,079	318,733	(4)	337,812
Julian S. Gangolli	47,000	135,513	(5)	182,513
Phyllis Gardner, M.D.	49,500	135,513	(6)	185,013
Mark A. Prygocki (7)	21,577	—		21,577
Angus C. Russell	83,581	135,513	(8)	219,094
Philip Vickers	51,750	135,513	(9)	187,263

*
The dollar amounts in this column represent the grant date fair value of the stock option and restricted stock awards. These amounts have been calculated in accordance with ASC 718 using the Black-Scholes option-pricing model. For a discussion of valuation assumptions, see Note 11 to our financial statements and the discussion under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” included elsewhere in the Form 10-K filed on March 2, 2018. These amounts do not necessarily correspond to the actual value that may be recognized from the option and awards by the applicable directors.

(1)	As of December 31, 2017, Mr. Byrnes had options to purchase 53,333 shares of our common stock and restricted stock awards of 3,000 shares.

(2)	Mr. Eastman resigned from our Board effective September 5, 2017.

(3)	Mr. Foley joined our Board effective September 5, 2017.

(4)	As of December 31, 2017, Mr. Foley had options to purchase 12,000 shares of our common stock and restricted stock awards of 6,000 shares.

(5)	As of December 31, 2017, Mr. Gangolli had options to purchase 24,000 shares of our common stock and restricted stock awards of 3,000 shares.

(6)	As of December 31, 2017, Dr. Gardner had options to purchase 35,333 shares of our common stock and restricted stock awards of 3,000 shares.

(7)	Mr. Prygocki resigned from our Board effective May 11, 2017.

(8)	As of December 31, 2017, Mr. Russell had options to purchase 40,000 shares of our common stock and restricted stock awards of 3,000 shares.

(9)	As of December 31, 2017, Dr. Vickers had options to purchase 40,000 shares of our common stock and restricted stock awards of 3,000 shares.

Non-Employee Director Compensation Policy

In December 2013, the Board of Directors approved a non-employee director compensation policy that became effective upon the completion of our initial public offering, or the IPO, and was subsequently amended effective as of July 30, 2015, January 1, 2016, and February 16, 2017.

Under this policy, we pay each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chairman of each committee receives an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board of Directors. The retainers paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

	Member Annual Service Retainer	Chairman Additional Annual Service Retainer
Board of Directors	$39,500	$34,500
Audit Committee	7,500	12,500
Compensation Committee	5,000	7,250
Nominating and Corporate Governance Committee	4,500	3,500
Science and Technology Committee	5,000	7,250

In addition, on the date of each annual meeting of stockholders held, each non-employee director that continues to serve as a non-employee member on our Board of Directors will receive an option to purchase 6,000 shares of our common stock and 3,000 shares of restricted stock. The exercise price of these options will equal the fair market value of our common stock on the date of grant, and these options will vest on the one year anniversary of the grant date, subject to the director’s continued service as a director. This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at board and committee meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected PricewaterhouseCoopers LLP, or PwC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the appointment of PwC.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional audit services and other services rendered to the Company by PwC, for the fiscal years ended December 31, 2017 and 2016.

	Fiscal Year Ended
	2017	2016
Audit Fees(1)	$752,645	$792,598
Audit Related Fees(2)	281,000	178,000
Total	$1,033,645	$970,598

(1)	Audit Fees consist of professional services rendered in connection with the audit of our Consolidated Financial Statements and review of our quarterly Condensed Consolidated Financial Statements.

(2)
Audit Related Fees consisted of fees associated with our follow-on and at-the market offerings completed in 2017, which included delivery of comfort letters, consents and review of documents filed with the SEC.

All fees described above were pre-approved by the Audit Committee.

AUDITOR INDEPENDENCE

In 2017, there were no other professional services provided by PwC that would have required the Audit Committee to consider their compatibility with maintaining the independence of PwC.

PRE-APPROVAL POLICIES AND PROCEDURES

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to the Audit Committee for approval:

●
Audit services. Audit services include work performed for the audit of our financial statements and the review of financial statements included in our quarterly reports, as well as work that is normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

●
Audit-related services. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not covered above under “audit services.”

●	Tax services. Tax services include all services performed by the independent registered public accounting firm’s tax personnel for tax compliance, tax advice and tax planning.

●	Other services. Other services are those services not described in the other categories.

The Audit Committee pre-approves particular services or categories of services on a case-by-case basis. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the Audit Committee before the independent registered public accounting firm is engaged.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information regarding our executive officers as of January 15, 2018.

Name	Age	Position(s)
Executive Officers
L. Daniel Browne	56	President, Chief Executive Officer and Director
Abhay Joshi, Ph.D.	55	Chief Operating Officer
Lauren P. Silvernail	59	Chief Financial Officer and Chief Business Officer
Todd E. Zavodnick	46	Chief Commercial Officer and President, Aesthetics & Therapeutics
L. Daniel Browne. Mr. Browne’s biography is included above under the section titled “Directors Continuing in Office Until the 2020 Annual Meeting - Class III.”
Abhay Joshi, Ph.D. has served our Chief Operating Officer since December 2015. Dr. Joshi brings over twenty-five years of global experience as a pharmaceutical and biotechnology executive. From March of 2007 to December 2015, Dr. Joshi served as the President and Chief Executive Officer of Alvine Pharmaceuticals, Inc., a pharmaceutical company developing therapeutic products for the treatment of autoimmune and inflammatory diseases, where he was responsible for overseeing all aspects of the company's business. Prior to Alvine Pharmaceuticals, he served as an Executive Vice President, Chief Technical Officer and member of the Executive Committee at CoTherix, Inc., which was acquired by Actelion Ltd in 2007. Prior to CoTherix, Dr. Joshi was the Vice President of Global Technical Operations, Specialty Pharmaceuticals at Allergan, Inc., where he was responsible for the company’s global biologics manufacturing operations for BOTOX® and its Latin America and Asia Pacific pharmaceutical operations, and held a series of senior management positions. Dr. Joshi currently serves on the board of directors of Genyous Biomed International and Sira Pharmaceuticals, Inc. Dr. Joshi received his BTech in Chemical Engineering from the Indian Institute of Technology, New Delhi, an MSE and a Ph.D. in Chemical Engineering from the University of Michigan, Ann Arbor, and an MBA from the University of California, Irvine.
Todd E. Zavodnick has served as our Chief Commercial Officer and President, Aesthetics & Therapeutics since September 2017. Mr. Zavodnick joined Revance from ZELTIQ Aesthetics, Inc., where he was President of International prior to the company’s acquisition by Allergan plc on April 28, 2017. Previously, he served in leadership roles at Galderma Laboratories, most recently as President and General Manager, North America. Prior to this, Mr. Zavodnick worked for 14 years at Alcon Laboratories in a series of ascending sales and marketing positions both domestically and internationally, ultimately serving as President of Alcon China and Mongolia. He serves on the board of directors for NovaBay Pharmaceuticals (NYSE: NBY), Inc., Allurion Technologies, and the Children’s Skin Disease Foundation. Mr. Zavodnick holds a M.B.A. from The University of Texas at Dallas and a B.S. in Pharmacy from Rutgers University.
Lauren P. Silvernail has served as our Chief Financial Officer and Chief Business Officer since December 2015 and Chief Financial Officer and Executive Vice President, Corporate Development from March 2013 to December 2015. From 2003 to 2012, Mrs. Silvernail was Chief Financial Officer and Vice President of Corporate Development at ISTA Pharmaceuticals, Inc., a pharmaceutical research and development company. During her tenure at ISTA, revenues grew to more than $160 million and headcount increased to more than 340 employees by the time ISTA was purchased by Bausch & Lomb in June 2012. From 1995 to 2003, Mrs. Silvernail served in various operating and corporate development positions with Allergan, Inc., a pharmaceutical company, including Vice President, Business Development. Prior to joining Allergan, Inc., Mrs. Silvernail worked at Glenwood Ventures, an investment firm, as a General Partner. She currently serves on the board of directors and the audit committee of Nicox S.A. Mrs. Silvernail holds a B.A. in Biophysics from the University of California, Berkeley and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Our named executive officers, or NEOs, consisting of our principal executive officer and the next two most highly compensated executive officers during 2017, are:

•	L. Daniel Browne, President and Chief Executive Officer;

•	Todd E. Zavodnick, Chief Commercial Officer and President, Aesthetics & Therapeutics

•	Abhay Joshi, Ph.D., Chief Operating Officer.

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during 2017 and 2016.

Name and Principal Position	Year	Salary($)		Bonus($)	Stock Awards	Option Awards($)(2)	Nonequity Incentive Plan Compensation(1)	All Other Compensation($)		Total($)
L. Daniel Browne	2017	$525,300		$—	$508,260	$1,905,694	$466,038	$—		$3,405,292
President and Chief Executive Officer	2016	$510,000		$—	$428,000	$1,689,835	$273,488	$—		$2,901,323
Todd E. Zavodnick	2017	$116,667	(3)	$—	$2,318,000	$520,282	$103,846	$22,244	(4)	$3,081,039
Chief Commercial Officer and President, Aesthetics & Therapeutics	2016	$—		$—	$—	$—	$—	$—		$—
Abhay Joshi, Ph.D.	2017	$453,200		$—	$258,070	$971,289	$344,728	$—		$2,027,287
Chief Operating Officer	2016	$440,000		$200,000	$606,600	$—	$160,875	$—		$1,407,475

(1)
Amounts shown in this column represent cash bonus awards granted to our NEOs under our annual incentive plan. Such bonuses are tied to achievement against clinical and financial goals that are set in the first quarter of the applicable fiscal year, with payouts determined after the close of the year and primarily based on our level of achievement against those goals.

(2)
The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the indicated year. These amounts have been calculated in accordance with FASB ASC Topic 718, or ASC 718, using the Black-Scholes option-pricing model. For a discussion of valuation assumptions, see Note 11 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” included elsewhere in this Form 10-K. These amounts do not necessarily correspond to the actual value that may be recognized from the option awards by the NEOs.

(3)	Mr. Zavodnick's annual base salary for 2017 was $400,000. The amount shown reflects the salary earned from his date of hire on September 18, 2017 through December 31, 2017.

(4)	Represents taxable fringe benefits for housing and travel.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Executive Employment Arrangements

We have entered into employment agreements with each of our named executive officers; these agreements have no specific term of employment and provide for at-will employment. Each employment agreement provides the NEO with an annual base salary and target bonus opportunity, eligibility for employee benefits offered to our other employees, as well as eligibility under our Executive Severance Plan, described below. The target annual bonus opportunity (expressed as a percentage of base salary) for Mr. Browne was 66% for 2017 and 2018; for Mr. Zavodnick was 75% for 2017 and 2018; and for Dr. Joshi was 45% for 2017 and 2018.

Severance and Change of Control Benefits

Each of our NEOs are participants under our Executive Severance Plan, or our Severance Benefit Plan, which provides severance benefits in the event of certain qualifying terminations of employment, subject to the executive’s execution of a waiver and release of claims in favor of the Company.

Under the Severance Plan, upon an involuntary termination of a participant other than for cause, and where such termination is not within 12 months following a change of control, the benefits provided under the Severance Plan consist of: (i) salary continuation payments for 15 months in the case of our chief executive officer, and for nine months in the case of the other named executive officers; and (ii) payment by us of COBRA premiums for the participant and his eligible dependents for a period of up to 15 months in the case of our chief executive officer, and up to nine months in the case of the other NEOs.

For a period of 12 months following a change in control, if we involuntarily terminate a participant for any reason other than cause, or the participant resigns for “good reason” (each as defined in the Severance Plan), then the benefits provided by the Severance Plan will consist of: (i) a lump sum payment equal to the sum of the participant’s monthly base salary and monthly annual target bonus, multiplied by 21 in the case of our chief executive officer, and by 12 in the case of the other NEOs; (ii) payment of COBRA premiums for the named executive officer and his eligible dependents for a period of up to 21 months in the case of our chief executive officer, and up to 12 months in the case of the other NEOs; and (iii) accelerated vesting of all unvested stock options then held by the NEO.

Under the Severance Plan, a “change of control” is defined the same way it is under our 2014 Equity Incentive Plan and 2014 Inducement Plan. If any of the benefits provided under the Severance Plan would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, such that the payments would become subject to the excise tax imposed by Section 4999 of the Code, then the payments will either be paid in full to the participant, or reduced so that a smaller amount or no portion of such benefits will be subject to the excise tax, whichever provides the greater after-tax benefit to the participant.

Employee Benefit Plans

We sponsor a 401(k) retirement plan in which our named executive officers participate on the same basis as our other U.S. employees. Effective January 1, 2017, the Compensation Committee approved a matching contribution of 25% of employee contributions up to 6% of employee earnings. During the year ended December 31, 2017, the Company made contributions to this plan of approximately $0.2 million.

Pension Benefits

We do not maintain a defined benefit pension plan for any of our employees.

Nonqualified Deferred Compensation

We do not maintain a plan providing nonqualified deferred compensation for any of our employees.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2017.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares that Have Not Vested		Market Value of Shares That Have Not Vested
L. Daniel Browne	20,000		—	$2.55	4/29/2018	—		—
	10,990		—	$2.55	7/20/2020	—		—
	298,750		—	$8.70	5/26/2023	—		—
	99,583		—	$9.15	12/16/2023	—		—
	264,987	(1)	30,813	$32.22	5/18/2024	—		—
	179,739	(2)	66,761	$16.23	1/27/2025	—		—
	80,208	(7)	94,792	$17.12	2/8/2026	—		—
	35,520	(9)	119,480	$19.70	1/25/2027	—		—
	—		—	$—	—	14,500	(3)	$518,375
	—		—	$—	—	16,667	(8)	$595,845
	—		—	$—	—	25,800	(10)	$922,350
Todd E. Zavodnick	—	(11)	35,000	$24.40	9/17/2027	—		—
	—		—	$—	—	95,000	(12)	$3,396,250
Abhay Joshi, Ph.D.	666		—	$4.20	4/28/2019	—		—
	666		—	$2.55	4/29/2018	—		—
	103,124	(4)	103,126	$36.32	12/13/2025	—		—
	18,104	(9)	60,896	$19.70	1/25/2027	—		—
	—		—	$—	—	17,187	(5)	$614,435
	—		—	$—	—	36,000	(6)	$1,287,000
	—		—	$—	—	13,100	(10)	$468,325

(1)
This option was granted on May 19, 2014. The shares subject to the stock option vest over a four year period, with one-forty-eighth of the shares vesting each month, subject to providing continued service to us through each vesting date.

(2)
This restricted stock award was granted on January 28, 2015. The shares subject to the stock option vest over a four year period, with one-forty-eighth of the shares vesting each month, subject to providing continued service to us through each vesting date.

(3)
This restricted stock award was granted on January 28, 2015. The shares subject to the stock award vest over a three year period, with one-third of the shares vesting each year, subject to providing continued service to us through each vesting date.

(4)
This option was granted on December 14, 2015. The shares subject to the stock option vest over a four year period, with 25% vesting on December 14, 2016 and the balance vesting each month over the remaining three-year period, subject to providing continued service to us through each vesting date.

(5)
This restricted stock award was granted on December 14, 2015. The shares subject to the stock award vest over a four year period, with one-fourth of the shares vesting each year, subject to providing continued service to us through each vesting date.

(6)
This restricted stock award was granted on December 15, 2016. The shares subject to the stock award vest over a three year period, with one-third of the shares vesting each year, subject to providing continued service to us through each vesting date.

(7)
This option was granted on February 9, 2016. The shares subject to the stock option vest over a four year period, with one-forty-eighth of the shares vesting each month, subject to providing continued service to us through each vesting date.

(8)
This restricted stock award was granted on February 9, 2016. The shares subject to the stock award vest over a three year period, with one-third of the shares vesting each year, subject to providing continued service to us through each vesting date.

(9)
This option was granted on January 26, 2017. The shares subject to the stock option vest over a four year period, with one-forty-eighth of the shares vesting each month, subject to providing continued service to us through each vesting date.

(10)
This restricted stock award was granted on January 26, 2017. The shares subject to the stock award vest over a three year period, with one-third of the shares vesting each year, subject to providing continued service to us through each vesting date.

(11)
This option was granted on September 18, 2017. The shares subject to the stock option vest over a four year period, with 25% vesting on September 18, 2018, and the balance vesting each month over the remaining three-year period, subject to providing continued service to us through each vesting date.

(12)
This restricted stock award was granted on September 18, 2017. The shares subject to the stock award vest over a four year period, with one-fourth of the shares vesting each year beginning on October 15, 2018, subject to providing continued service to us through each vesting date.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of January 15, 2018 by: (i) each director; (ii) each named executive officer; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. We are aware that one or more institutional investors purchased a number of shares of our common stock in amounts representing in excess of five percent of our common stock as of January 15, 2018, and as a result, one or more of such institutional investors may continue to beneficially own in excess of five percent of our common stock as of January 15, 2018. However, as of the date of this Proxy Statement, other than as disclosed below, we are not aware of any filings made with the SEC with respect to the beneficial ownership of our common stock by such institutional investors and we were otherwise unable to verify the beneficial ownership of our common stock by any such institutional investor as of the date of this Proxy Statement.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after January 15, 2018 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 36,502,409 shares of our common stock outstanding as of January 15, 2018.

The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Revance Therapeutics, Inc., 7555 Gateway Blvd., Newark, CA 94560.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage of Total
Named Executive Officers and Directors:
L. Daniel Browne (1)	1,163,491	3.10%
Abhay Joshi (2)	212,098	*
Todd E. Zavodnick (16)	95,000	*
Robert Byrnes (3)	63,998	*
Mark J. Foley (17)	26,000	*
Phyllis Gardner, M.D. (4)	32,333	*
Angus C. Russell (5)	37,000	*
Philip J. Vickers, Ph.D. (6)	37,000	*
Julian S. Gangolli (7)	21,000	*
Directors and officers as a group (total of 10 persons) (8)	1,920,395	5.05%
Greater than 5% Stockholders:
Entities affiliated with Essex VIII (9)	3,842,047	10.53%
Entities affiliated with NovaQuest (10)	3,096,650	8.48%
Entities affiliated with Franklin Resources, Inc. (11)	3,394,202	9.30%
Entities affiliated with JPMorgan Chase & Co. (12)	3,561,679	9.76%
Entities affiliated with The Bank of New York Mellon Corporation (13)	2,144,669	5.88%
Entities affiliated with BlackRock, Inc. (14)	2,168,211	5.94%
Entities affiliated with Wellington Management Group LLP (15)	3,573,150	9.79%

*    Represents beneficial ownership of less than 1% of the outstanding common stock

(1)
Consists of 133,315 shares of common stock and 1,029,767 shares of common stock underlying options that are vested and exercisable within 60 days of January 15, 2018 and 409 shares of common stock held by the Dan and Brenda Browne Living Trust. Mr. Browne is a Trustee of the Dan and Brenda Browne Living Trust.

(2)	Consists of 73,356 shares of common stock and 138,742 shares of common stock underlying options that are vested and exercisable within 60 days of January 15, 2018

(3)
Consists of 3,000 shares of common stock and 47,333 shares of common stock underlying options that are vested and exercisable within 60 days of January 15, 2018, and 13,665 shares of common stock held by the Byrnes Family Trust. Mr. Byrnes is a Trustee of the Byrnes Family Trust.

(4)	Consists of 3,000 shares of common stock and 29,333 shares of common stock underlying options that are vested and exercisable within 60 days of January 15, 2018.

(5)	Consists of 3,000 shares of common stock and 34,000 shares of common stock underlying options that are vested and exercisable within 60 days of January 15, 2018.

(6)	Consists of 3,000 shares of common stock and 34,000 shares of common stock underlying options that are vested and exercisable within 60 days of January 15, 2018.

(7)	Consists of 3,000 shares of common stock and 18,000 shares of common stock underlying options that are vested and exercisable withn 60 days of January 15, 2018.

(8)
Includes shares beneficially owned by all current executive officers and directors of the company. Consists of 423,700 shares of common stock and 1,496,695 shares of common stock underlying options that are vested and exercisable within 60 days of January 15, 2018.

(9)
Consists of 3,067,607 shares of common stock held by Essex Woodlands Health Ventures Fund VIII, L.P. (“Essex Fund VIII”), 457,085 shares of common stock held by Essex Woodlands Health Ventures Fund V, L.P. (“Essex Fund V”), 221,197 shares of common stock held by Essex Woodlands Health Ventures Fund VIII-A, L.P. (“Essex Fund VIII-A”) and 96,158 shares of common stock held by Essex Woodlands Health Ventures Fund VIII-B, L.P. (“Essex Fund VIII-B”). Essex Woodlands Health Ventures VIII, LLC, the general partner of Essex Fund VIII, Essex Fund V, Essex Fund VIII-A and Essex Fund VIII-B, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Essex Fund VIII, Essex Fund V, Essex Fund VIII-A and Essex Fund VIII-B. The address for Essex Fund VIII is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

(10)
The indicated ownership is based on Schedule 13F-HR filed with the SEC by the reporting persons on February 13, 2018, reporting beneficial ownership as of December 31, 2017. According to the Schedule 13F-HR, the reporting persons beneficially own a total of 3,096,650 shares of common stock held by NovaQuest Pharma Opportunities Fund III, L.P. (“NovaQuest”), NQ HCIF General Partner, L.P., and NQ HCIF GP, Ltd.. The address for each of the foregoing persons and entities is 4208 Six Forks Road, Suite 920, Raleigh, North Carolina 27609.

(11)
The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 7, 2018, reporting beneficial ownership as of December 31, 2017. According to the Schedule 13G/A, the reporting persons beneficially own a total of shares of 3,370,402 common Stock held by Franklin Advisors, Inc. and 23,800 shares of Common Stock held by Fiduciary Trust Company International. The address for each of the foregoing persons and entities is One Franklin Parkway, San Mateo, CA 94403.

(12)
The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on January 25, 2018, reporting beneficial ownership as of December 29, 2017. According to the Schedule 13G/A, the reporting persons beneficially own a total of 3,561,679 shares of Common Stock held by JPMorgan Chase & Co. and its wholly owned subsidiaries JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc., and JPMorgan Asset Management (UK) Limited. The address for each of the foregoing persons and entities is 270 Park Ave. New York, NY 10017.

(13)
The indicated ownership is based on a Schedule 13G/A filed with the SEC by the reporting persons on February 7, 2018, reporting beneficial ownership as of December 31, 2017. According to the Schedule 13G/A, the reporting persons beneficially own a total of 2,144,669 shares of Common Stock held by The Bank of New York Mellon Corporation and its following affiliates: The Bank of New York Mellon, The Boston Company Asset Management LLC, The Dreyfus Corporation (parent holding company of MBSC Securities Corporation), Mellon Capital Management Corporation, MAM (MA) Holding Trust (parent holding company of Standish Mellon Asset Management Company LLC; The Boston Company Asset Management LLC) and MBC Investments Corporation (parent holding company of Mellon Capital Management Corporation; BNY Mellon Investment Management (Jersey) Ltd.). The address for each of the foregoing persons and entities is 225 Liberty Street, New York, NY 10286.

(14)
The indicated ownership is based on a Schedule 13G filed with the SEC by the reporting persons on January 23, 2018, reporting beneficial ownership as of December 31, 2017. According to the Schedule 13G, the reporting persons beneficially own a total of 2,168,211 shares of Common Stock held by BlackRock Inc. and its subsidiaries BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC. The address for each of the foregoing persons and entities is 55 East 52nd Street, New York, NY 10055.

(15)
The indicated ownership is based on a Schedule 13G filed with the SEC by the reporting persons on February 8, 2018, reporting beneficial ownership as of December 29, 2017. According to the Schedule 13G, the reporting persons beneficially own a total of 3,573,150 shares of Common Stock held by Wellington Management Group LLP and its following affiliates: Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP. The address for each of the foregoing persons and entities is 280 Congress Street, Boston, MA 02210.

(16)	Consists of 95,000 shares of common stock.

(17)	Consists of 6,000 shares of common stock and 20,000 shares of common stock held by the Mark J Foley Living Trust. Mr. Foley is a Trustee of the Mark J Foley Living Trust.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our equity compensation plans in effect as of January 15, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:(1)	2,865,076	$19.43	3,561,266	(4)
Equity compensation plans not approved by security holders:(2)	373,250	28.96	292,096
Total	3,238,326	$20.52	3,853,362

(1)
Includes securities issuable under the 2002 Equity Incentive Plan, the 2012 Equity Incentive Plan, the 2014 Equity Incentive Plan, or the 2014 plan, and the 2014 Employee Stock Purchase Plan, or the 2014 ESPP.

(2)
Includes securities issuable under the 2014 Inducement Plan adopted exclusively for grants of awards to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules.

(3)	The weighted average exercise price excludes restricted stock awards, which have no exercise price.

(4)
Includes (i) 2,344,432 shares of common stock available for issuance under our 2014 plan and (ii) 1,216,834 shares of common stock available for issuance under our 2014 ESPP. The number of shares of our common stock reserved for issuance under the 2014 plan automatically increases on January 1st of each year, starting on January 1, 2015 and continuing through January 1, 2024, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or such lesser number of shares of common stock as determined by our Board of Directors. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2014 plan is 2,000,000 shares. The number of shares of our common stock reserved under the 2014 ESPP for issuance automatically increases on January 1st each year, starting January 1, 2015 and continuing through January 1, 2024, in an amount equal to the lower of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, and (ii) 300,000 shares of common stock, or such lesser number of shares of common stock as determined by our Board of Directors. If a purchase right granted under our 2014 ESPP terminates without having been exercised, the shares of our common stock not purchased under such purchase right will be available for issuance under our 2014 ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To the best of our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all of our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

All transactions between us and our officers, directors, principal stockholders and their affiliates are subject to approval by the Audit Committee, or a similar committee consisting of entirely independent directors, according to the terms of our written Related-Person Transactions Policy and Code of Business Conduct and Ethics.

CERTAIN RELATED-PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2017 in which (i) we have been a participant, (ii) the amount involved exceeded or will exceed $120,000, and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation.”

Of the Company's total cash, cash equivalents, and short-term investments of $282.9 million as of December 31, 2017, the Company held cash equivalents and short-term investments with a total fair value of $150.7 million in an investment account with a related party, J.P. Morgan Securities LLC. As of December 31, 2017, JPMorgan Chase & Co. and its wholly owned subsidiaries JPMorgan Chase Bank, National Association (NA), J.P. Morgan Investment Management Inc., and JPMorgan Asset Management (UK) Limited held 3,561,679 shares of the Company's common stock, which represents approximately 9.75% of the Company's outstanding common stock. J.P. Morgan Securities LLC, who acts as a custodian and trustee for certain Company investments, is an affiliate of JPMorgan Chase Bank, NA.

Indemnification Agreements. We have entered, or will enter, into an indemnification agreement with each of our directors and executive officers which provides, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Party Transactions. All transactions between us and our officers, directors, principal stockholders and their affiliates are subject to approval by the audit committee, or a similar committee consisting of entirely independent directors, according to the terms of our written Related-Person Transactions Policy and Code of Business Conduct and Ethics.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Revance Therapeutics, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Revance Therapeutics, Inc. Direct your written request to Investor Relations, Revance Therapeutics, Inc., 7555 Gateway Blvd., Newark, CA 94560 or contact Investor Relations at (714) 325-3584. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Lauren P. Silvernail
Chief Financial Officer, Chief Business Officer, and Secretary

March 20, 2018

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 2, 2018, is available without charge upon written request to: Secretary, Revance Therapeutics, Inc., 7555 Gateway Blvd., Newark, CA 94560.

*** Exercise Your *Right* to Vote ***

REVANCE THERAPEUTICS, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 13, 2018
Date: May 10, 2018 **Time:** 8:00 AM PT
Location: Aloft Silicon Valley
8200 Gateway Blvd.
Newark, California 94560

revance®

REVANCE THERAPEUTICS, INC.
7555 GATEWAY BLVD.
NEWARK, CA 94560

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E36998-P02959

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NOTICE AND PROXY STATEMENT FORM 10-K

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E36999-P02959

Voting Items

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

   Nominees:

   1a. Angus C. Russell

   1b. Phyllis Gardner, M.D.

   1c. Julian S. Gangolli

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

E37000-P02959

REVANCE THERAPEUTICS, INC.
7555 GATEWAY BLVD.
NEWARK, CA 94560

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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E36996-P02959

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REVANCE THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Angus C. Russell	☐	☐
1b. Phyllis Gardner, M.D.	☐	☐
1c. Julian S. Gangolli	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E36997-P02959

REVANCE THERAPEUTICS, INC.
Annual Meeting of Stockholders
May 10, 2018 8:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) L. Daniel Browne, President, Chief Executive Officer and Director, and Lauren P. Silvernail, Chief Financial Officer and Chief Business Officer, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of REVANCE THERAPEUTICS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM PT on May 10, 2018, at the Aloft Silicon Valley, 8200 Gateway Blvd., Newark, CA 94560, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side